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                                                              EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch New Jersey Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-35441 of our report dated September 5, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

Deloitte & Touche LLP

Princeton, New Jersey

October 25, 1995